UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Hansen Way Palo Alto, California		94304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 845-7700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2012, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Amendment”) to implement a one-for-thirty reverse split of our common stock (the “Reverse Split”), as previously authorized and approved at our Annual Meeting of Stockholders on March 28, 2012. The Reverse Split was effective as of 11 a.m. (Eastern Time) on March 30, 2012, and our common stock will begin trading on the NASDAQ Capital Market on a post-split basis on April 2, 2012.

As a result of the Reverse Split, every thirty (30) shares of our common stock will be combined into one (1) share of capital stock. The Reverse Split affects all of our common stock outstanding immediately prior to the effective time of the Reverse Split, as well as the number of shares of common stock available for issuance under our equity incentive plans. In addition, the Reverse Split will effect a reduction in the number of shares of common stock issuable upon the exercise of outstanding stock options. In lieu of fractional shares to which a holder of our common stock would otherwise be entitled as a result of the Reverse Split, we will pay cash based on the closing sales price of our common stock on the NASDAQ Capital Market on the effective date of the Reverse Split.

A copy of the Amendment is included herewith as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of Telik, Inc. was held on March 28, 2012. Proxies for the meeting were solicited by our Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitations. At the Annual Meeting of Stockholders, 48,020,980 common shares were represented in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal 1:

Herwig von Morzé was elected as a director to hold office until the 2015 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Herwig von Morzé, Ph.D.	10,113,824	547,863	37,359,293

In addition to the director elected above, Edward W. Cantrall, Ph.D., Steven R. Goldring, M.D., Richard B. Newman, Esq. and Michael M. Wick, M.D., Ph.D. continue to serve as directors after the annual meeting.

Proposal 2:

The amendment of our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
44,596,467	3,401,741	22,772	0

Proposal 3:

The selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
47,259,986	420,436	340,558	0

Item 8.01. Other Events.

On March 30, 2012, we issued a press release announcing the Reverse Split. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

99.1	Press Release, dated March 30, 2012, entitled “Telik Announces Reverse Split of Common Stock.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: March 30, 2012

	By:	/w/ William P. Kaplan
William P. Kaplan
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

99.1	Press Release, dated March 30, 2012, entitled “Telik Announces Reverse Split of Common Stock.”